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                                                                     EXHIBIT 5.1

                          [KING & SPALDING LETTERHEAD]

404/572-4600                                                        404/572-5100





                                 March --, 2000





ChoicePoint Inc.
1000 Alderman Drive
Alpharetta, Georgia 30005


        RE: CHOICEPOINT INC. -- REGISTRATION STATEMENT ON FORM S-4


Ladies and Gentlemen:

     We have acted as counsel for ChoicePoint Inc., a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the merger (the "Merger") of ChoicePoint Acquisition Corporation, a wholly owned subsidiary of the Company ("ChoicePoint-Sub"), with and into DBT Online, Inc. ("DBT"), as set forth in the Joint Proxy Statement/Prospectus contained in the Registration Statement and in accordance with the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 14, 2000, by and among the Company, ChoicePoint-Sub and DBT, attached as Annex A to the Joint Proxy Statement/Prospectus.

     In our capacity as such counsel, we have reviewed (i) the Registration Statement and (ii) the Merger Agreement. We also have reviewed such matters of law and examined original, certified, conformed or photostatic copies of such other documents, records, agreements and certificates as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials and have assumed the same to have been properly given and to be accurate.
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ChoicePoint Inc.
March --, 2000
Page 2





        This opinion is limited in all respects to the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon and subject to the foregoing, we are of the opinion that:
(1) the shares of ChoicePoint common stock, $.10 par value per share (the "ChoicePoint Common Stock"), of the Company to be issued in connection with the Merger have been duly authorized and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable; and (2) upon exercise of the DBT stock options in accordance with the terms of DBT's Amended and Restated Stock Option Plan (the "Option Plan"), which Option Plan will be assumed by the Company in connection with the Merger, the shares of ChoicePoint Common Stock to be issued thereunder, when issued in accordance with the terms of the Option Plan, will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any other person or entity for any purpose without our prior written consent.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus that is included in the Registration Statement.





                                        Very truly yours,

                                        King & Spalding


                                        By:
                                           ------------------------------------
                                           Russell B. Richards,
                                           a Partner